UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2012

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Jeffrey N. Brown

On April 10, 2012, Webster Financial Corporation (the “Corporation”) announced that Jeffrey N. Brown, Executive Vice President, Human Resources, Marketing and Communications of the Company and Webster Bank, National Association, the Corporation’s wholly owned subsidiary (together with the Company, “Webster”), will resign and relinquish all offices and other positions he holds with Webster effective July 31, 2012.

(e)	Separation Agreement with Mr. Brown

On April 6, 2012, Webster entered into a Separation Agreement and General Release with Mr. Brown (the “Separation Agreement”) providing for his resignation effective July 31, 2012 from those offices he holds with Webster and his termination of employment with Webster. The summary of the Separation Agreement set forth below is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Pursuant to the Separation Agreement and subject to the terms and conditions set forth therein, Mr. Brown will continue to serve as Executive Vice President, Human Resources, Marketing and Communications of Webster Financial Corporation and Webster Bank, N.A. at his current base salary until July 31, 2012, at which time his employment with Webster will terminate.

Following July 31, 2012, Mr. Brown will be entitled to one year of salary continuation payments payable on each regularly scheduled pay, a $50,000 payment in lieu of certain restricted stock awards Mr. Brown was entitled to receive, and a cash payment in an amount equal to 7/12ths of his target annual incentive reward for 2012. Mr. Brown will become fully vested in all of his outstanding stock options and unvested restricted stock granted prior to 2012, and will forfeit his outstanding performance-based stock.

Pursuant to the terms of the Separation Agreement, that certain Non-Competition Agreement between Webster and Mr. Brown dated as of January 31, 2005 (the “Non-Competition Agreement”) will remain in full force and effect, except that Section 2 of the Non-Competition Agreement, regarding severance, is cancelled and of no further effect. Furthermore, the Change in Control Agreement between Webster and Mr. Brown dated as of January 1, 2008 is cancelled as of July 31, 2012.

In consideration for the payments and benefits described above, Mr. Brown agreed to execute a general release of claims at the time of his termination of employment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release by and among Webster Financial Corporation, Webster Bank, National Association and Jeffrey N. Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

By:	/s/ Glenn I. MacInnes
Name: Glenn I. MacInnes
Title: Executive Vice President and Chief Financial Officer

Date: April 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release by and among Webster Financial Corporation, Webster Bank, National Association and Jeffrey N. Brown.